UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 2, 2026

Karyopharm Therapeutics Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36167	26-3931704
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

85 Wells Avenue, 2nd Floor Newton, Massachusetts	02459
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 658-0600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	KPTI	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

The information set forth below in Item 1.03 and Item 2.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 1.03.	Bankruptcy or Receivership.

On November 2, 2026 (the “Petition Date”), Karyopharm Therapeutics Inc. (the “Company”) and its subsidiary, KPT Texas LLC (the “Subsidiary” and, together with the Company, the “Debtors”) filed voluntary petitions (the “Bankruptcy Petitions”) under Chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of Texas, Houston Division (such court, the “Court” and such cases, the “Cases”). The Debtors have requested that the Cases be jointly administered under the caption In re Karyopharm Therapeutics Inc., et al. The Debtors will continue to operate their businesses as “debtors-in-possession” under the jurisdiction of the Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Court. To ensure their ability to continue operating in the ordinary course of business, the Debtors have filed with the Court various “first day” motions requesting customary relief that will enable the Debtors to transition into Chapter 11 and minimize disruption to their ordinary course operations. In addition, the Debtors filed with the Court a motion seeking approval of the DIP Facility (as defined below).

The Debtors entered into a Restructuring Support Agreement (as defined below) with their existing lenders and noteholders holding, in the aggregate, 100% of the aggregate outstanding principal amount of the Company’s funded debt (consisting of the loans under the Credit and Guaranty Agreement (as defined below) and the 2028 Notes (as defined below) and 2029 Notes (as defined below), collectively, the “Funded Debt”) certain of the investors under the Company’s Revenue Interest Financing Agreement (as defined below), certain holders of the Company’s 0% Series A Convertible Perpetual Preferred Stock (the “Convertible Preferred Stock”), and Ayrmid Ltd. (“Ayrmid”), providing for Ayrmid to serve as the stalking horse bidder for a merger between Ayrmid and the reorganized Company (the “Merger”). Additionally, the Debtors filed with the Court a motion seeking approval of certain procedures relating to the marketing and auction (if necessary) of all or some of the Company’s assets, including proposed bidding procedures (the “Bidding Procedures”).

The Company has previously engaged Centerview Partners LLC (“Centerview”) to advise on its strategic options, including the process to sell its assets in connection with the Cases. Any sale would be subject to review and approval by the Court and compliance with the Bidding Procedures. The Company’s objective in the Cases is to maximize value for its stakeholders, which may be achieved through the sale of all or substantially all assets to the highest or otherwise best bidder or bidders, and/or through a reorganization with a Chapter 11 plan sponsor. In accordance with the Bidding Procedures, notice of the proposed Sale Transaction will be given to third parties and competing proposals and bids for the Company’s assets will be solicited, and the Debtors’ management of the process will be overseen by the Court.

Prior to the Petition Date, the Company, with the assistance of Centerview, conducted a marketing process for a sale of, or investment in, the Company. Centerview contacted numerous potential strategic and financial counterparties, several of which entered into confidentiality agreements and conducted due diligence. The process resulted in receipt of five non-binding indications of interest. After evaluating the proposals received, the Company determined, in consultation with its advisors, that the Ayrmid Transaction (as defined below), subject to a court-supervised market test under the Bidding Procedures, represented the best available path to maximize value for its stakeholders.

Chapter 11 Plan and Solicitation

On the Petition Date, the Debtors filed with the Court the proposed Joint Prepackaged Chapter 11 Plan of Reorganization of the Debtors (including all exhibits, attachments, annexes, and supplements thereto, as each may be amended, modified, or supplemented from time to time, the “Prepackaged Plan”) and a related disclosure statement (the “Disclosure Statement”). The Prepackaged Plan provides for the implementation of the Restructuring Transactions (as defined below), including the Merger. Under the Prepackaged Plan, the Company’s existing common stock, the Convertible Preferred Stock and the other existing equity interests in the Company will be cancelled, and the holders thereof will not receive any distribution on account of such shares and interests.

On November 2, 2026, prior to filing the Bankruptcy Petitions and in accordance with the Restructuring Support Agreement, the Debtors commenced solicitation of votes on the Prepackaged Plan with respect to the 1L Term Loan Claims, the 1.5L 2028 Notes Claims, the 2L 2029 Notes Claims and the RIFA Claims (each as defined in the Disclosure Statement) by distributing the Prepackaged Plan, the Disclosure Statement and related solicitation materials to holders of claims in Classes 3-6 (as defined in the Prepackaged Plan) that were entitled to vote on the Prepackaged Plan as of October 27, 2026 (the voting record date). The deadline for voting on the Prepackaged Plan is November 30, 2026. The Debtors have requested that the Court conditionally approve the Disclosure Statement and the solicitation procedures at the first day hearing scheduled for November 3, 2026, and schedule a hearing to consider final approval of the Disclosure Statement and confirmation of the Prepackaged Plan on or about January 11, 2027 (subject to availability of the Court). Confirmation of the Prepackaged Plan is subject to the approval of the Court, and there can be no assurance that the Prepackaged Plan will be confirmed or consummated on the terms or timeline described herein, or at all.

This Current Report on Form 8-K is not a solicitation of votes to accept or reject the Prepackaged Plan or an offer to sell or a solicitation of an offer to buy any securities. Any solicitation or offer will be made only pursuant to the Disclosure Statement and in compliance with applicable law.

Additional information about the Cases, including access to Court documents, is available online at https://cases.stretto.com/KPTI , a website administered by Stretto, Inc., a third-party bankruptcy claims and noticing agent proposed to be retained by the Debtors. The information on this website is not incorporated by reference herein and does not constitute part of this Current Report on Form 8-K.

Restructuring Support Agreement

On November 2, 2026, prior to the filing of the Bankruptcy Petitions, the Debtors entered into a restructuring support agreement (including all exhibits, attachments, annexes, and supplements thereto, as each may be amended, modified, or supplemented from time to time, the “Restructuring Support Agreement”) with certain holders of claims under the Credit and Guaranty Agreement (as defined below) (the “Consenting 1L Lenders”), certain holders of the Company’s 9.00% Convertible Senior Notes due 2028 (the “2028 Notes” and such holders, the “Consenting 2028 Noteholders”), certain holders of the Company’s 9.00% Convertible Senior Notes due 2029 (the “2029 Notes” and such holders, the “Consenting 2029 Noteholders” and, together with the Consenting 1L Lenders and the Consenting 2028 Noteholders, the “Consenting Funded Debt Parties”), certain holders of claims under the Revenue Interest Financing Agreement (as defined below) (the “Consenting Royalty Investors”), certain holders of the Convertible Preferred Stock (the “Consenting Preferred Shareholders” and, together with the Consenting Funded Debt Parties and the Consenting Royalty Investors, the “Consenting Stakeholders”) and Ayrmid.

The Restructuring Support Agreement provides for the restructuring of the Debtors (the “Restructuring Transactions”), to be implemented through the Cases pursuant to the Prepackaged Plan. The Restructuring Support Agreement provides for the Consenting Stakeholders’ and Ayrmid’s support for the Restructuring Transactions which include (i) the DIP Facility (as defined below) and the consensual use of cash collateral, (ii) a merger of the Debtors with Ayrmid or a sale of all or substantially all of the Debtors’ assets to Ayrmid or another party selected pursuant to Bidding Procedures (in each case, a “Sale Transaction”), to be effected through the Prepackaged Plan or, if applicable, pursuant to Section 363 of the Bankruptcy Code, and (iii) the treatment of claims against, and interests in, the Debtors under the Prepackaged Plan, including the cancellation of all existing equity interests in the Company without any distribution.

Ayrmid Transaction

The Restructuring Support Agreement incorporates a term sheet with Ayrmid (the “Ayrmid Term Sheet”) setting forth the principal terms of a proposed Sale Transaction (the “Ayrmid Transaction”), which would be memorialized pursuant to a merger agreement or other agreement (the “Merger Agreement”). Under the Ayrmid Term Sheet, on the effective date of the Prepackaged Plan, holders of claims in respect of the Company’s Funded Debt and the DIP Lenders (as defined below) would receive 100% of the common stock of the reorganized Company, which would be exchanged substantially concurrently for 55% of the common stock of NewCo (as defined in the Ayrmid Term Sheet), with Ayrmid’s existing stockholders receiving the remaining 45% of the common stock of NewCo, subject to certain adjustments. In connection with the Ayrmid Transaction, NewCo (or such other borrower identified in the relevant documentation) and the applicable guarantors will enter into a new senior secured term loan facility in an aggregate principal amount of up to $135 million, the proceeds of which would be used to repay up to $50 million of New Money DIP Loans, with remaining New Money DIP Loans together with any Roll-Up Loans (reconverted into prepetition first lien claims under the Credit and Guaranty Agreement) exchanged for equity in the reorganized Company and thereafter exchanged for common stock of NewCo. The Ayrmid Term Sheet also contemplates that holders of claims in respect of the Company’s Funded Debt would receive contingent value rights entitling them to payments tied to future net sales of XPOVIO® (selinexor) for patients with myelofibrosis.

Ayrmid has been selected as the stalking horse bidder, and the Ayrmid Transaction remains subject to higher or otherwise better bids pursuant to the Bidding Procedures, for which the Debtors have filed a motion seeking the Court’s approval, together with the designation of Ayrmid as the stalking horse bidder and certain bid protections for Ayrmid consisting of (i) a break-up fee equal to 3% of the Bid Protection Base (as defined in the Ayrmid Term Sheet), and (ii) reimbursement of Ayrmid’s reasonable and documented out-of-pocket fees and expenses, subject to an aggregate cap equal to 1% of the Bid Protection Base (collectively, the “Bid Protections”). The Bid Protections would be earned upon the Debtors’ selection of a bidder other than Ayrmid as the successful bidder and entitled to administrative expense priority. As the proposed stalking horse bidder, Ayrmid’s offer would serve as the minimum bid, and if the Debtors select another bid as the successful bid, Ayrmid has agreed to serve as the back-up bidder and to keep its bid open until the earlier of the consummation of the transaction contemplated by such bid and the date that is 110 days after the Petition Date. The Ayrmid Transaction, and the designation of Ayrmid as the stalking horse bidder are subject to the approval of the Court, and the completion of the Ayrmid Transaction is subject to customary conditions, including the entry of an order of the Court approving the Ayrmid Transaction, the receipt of any required regulatory approvals, the performance by each party of its obligations, and the material accuracy of each party’s representations. Subject to conditions described in the Restructuring Support Agreement (including the Ayrmid Term Sheet) and the Prepackaged Plan, the Ayrmid Transaction is expected to close in the first quarter of 2027.

Ayrmid is majority-owned by funds managed by Highbridge Capital Management, LLC (“Highbridge”). Certain of these funds, together with other funds managed by Highbridge, are Consenting Stakeholders under the Restructuring Support Agreement and hold loans under the Credit and Guaranty Agreement, 2028 Notes and 2029 Notes. In light of that relationship, Highbridge recused itself from deliberations regarding the marketing and sale process and the evaluation of Ayrmid’s proposal, and the terms of the reorganization transaction were negotiated on behalf of the Debtors’ secured creditors by the other members of the ad hoc group and their advisors. The Debtors and their advisors did not share information regarding the marketing and sale process with Highbridge in its capacity as a member of the ad hoc group.

Support Commitments

The Restructuring Support Agreement contains customary representations, warranties, and covenants of the parties. Among other things, each Consenting Stakeholder has agreed, severally, to support the Restructuring Transactions and the DIP Facility, to vote its claims and interests (if entitled to vote) to accept the Prepackaged Plan, and not to support any alternative restructuring proposal unless it provides for payment in full at closing of at least $335.4 million, consisting of at least $316.6 million of cash and $18.75 million in cash or other non-cash consideration acceptable to the Consenting Royalty Investors (a “Qualifying Alternative Transaction”). Accordingly, the Debtors’ ability to pursue an alternative transaction with the support of the Consenting Stakeholders is subject to a substantial minimum cash consideration threshold. Further, under the Bidding Procedures, a bid must be a Qualifying Alternative Transaction and provide for payment of $13.8 million of cash or non-cash consideration relating to unsecured claims as well as payment of the Bid Protections, among other things, resulting in a minimum closing payment of $363.6 million for a bid to be successful. The Debtors have agreed, among other things, to implement the Restructuring Transactions, to pay the fees and expenses of the advisors to an ad hoc group of lenders and noteholders and of the Consenting Royalty Investors, and not to pursue any alternative restructuring proposal other than in accordance with the Bidding Procedures. Ayrmid has agreed, among other things, to use commercially reasonable efforts to consummate the Ayrmid Transaction in accordance with the Ayrmid Term Sheet and the Merger Agreement and to serve as a back-up bidder (if so designated) in the event the Debtors select another bid as the successful bid. The Restructuring Support Agreement does not require the Debtors or their boards of directors to take, or refrain from taking, any action that would be inconsistent with their fiduciary duties or applicable law, and permits the Debtors to consider and respond to alternative proposals, subject to notice obligations. Ayrmid’s consent rights with respect to the Prepackaged Plan and the Disclosure Statement cease upon the Debtors’ delivery of notice of a determination to pursue a Qualifying Alternative Transaction. Ayrmid is not entitled to receive information concerning other bids or bidders.

Milestones

The Restructuring Support Agreement requires the Debtors to satisfy specified milestones (the “Milestones”), including the entry of orders conditionally approving the Disclosure Statement, approving the DIP Facility on an interim basis and approving the Bidding Procedures within three calendar days after the Petition Date; the entry of an order approving the DIP Facility on a final basis within 35 days after the Petition Date; an auction, if necessary, within 60 days after the Petition Date; the entry of orders granting final approval of the Disclosure Statement, approving the Sale Transaction and confirming the Prepackaged Plan within 80 days after the Petition Date; and the occurrence of the effective date of the Prepackaged Plan within 110 days after the Petition Date. The Milestones may be extended or waived by the requisite Consenting Funded Debt Parties, except that certain Milestones may not be extended or waived without the prior written consent of Ayrmid.

Termination

The Restructuring Support Agreement contains customary termination provisions, including rights exercisable by the requisite Consenting Funded Debt Parties, by the Debtors, by the requisite Consenting Royalty Investors, and, solely as to itself, by Ayrmid, upon the occurrence of specified events, including material breach by another party, the denial of confirmation of the Prepackaged Plan, the conversion of the Cases or the appointment of a trustee or examiner, an event of default under the DIP Facility, the termination of or a material default under the Ayrmid Term Sheet or the Merger Agreement, certain Court or case-related events adverse to the terminating party, and the failure to satisfy a Milestone that requires Ayrmid’s consent to waive. The

Debtors may also terminate the Restructuring Support Agreement if the board of directors (or similar governing body) of any Debtor determines that proceeding with the Restructuring Transactions would be inconsistent with its fiduciary duties or applicable law or that it should pursue an alternative restructuring proposal. If the Debtors elect to proceed with a Qualifying Alternative Transaction and Ayrmid is not designated as the back-up bidder, the Debtors may terminate the Restructuring Support Agreement solely as to Ayrmid. The Restructuring Support Agreement terminates automatically upon the effective date of the Prepackaged Plan or the consummation of a Qualifying Alternative Transaction, in each case subject to the provisions that expressly survive termination, including obligations to pay the Bid Protections.

The foregoing description of the Restructuring Support Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Restructuring Support Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference. The representations, warranties, and covenants set forth in the Restructuring Support Agreement have been made only for purposes of the Restructuring Support Agreement and solely for the benefit of the parties thereto, and may be subject to limitations or qualifications agreed upon by the contracting parties and may not be relied on by any other person.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The Debtors, certain of the lenders under the Credit and Guaranty Agreement (as defined below) or their affiliates or managed or controlled funds (the “DIP Lenders”) and Wilmington Savings Fund Society, FSB (“Wilmington”), as administrative agent and collateral agent (in such capacities, the “DIP Agent”), will enter into a $110 million superpriority senior secured debtor-in-possession term loan facility term sheet (together with all annexes and exhibits thereto, the “DIP Term Sheet”), pursuant to which, and subject to the satisfaction of the applicable conditions precedent contained therein, including the entry by the Court of an interim order authorizing and approving the DIP Facility (as defined below) (the “Interim DIP Order”), the DIP Lenders will commit to provide the Company, as borrower, with a superpriority senior secured debtor-in-possession term loan facility in an aggregate principal amount of up to $110 million (the “DIP Facility”), comprised of (i) up to $55 million of first-out new money term loans (the “New Money DIP Loans”), which, subject to the satisfaction of certain conditions precedent to drawing set forth in the DIP Term Sheet, will be made available to the Debtors as follows: (a) an initial draw of up to $25 million upon entry of the Interim DIP Order and (b) a delayed draw of the remaining New Money DIP Loans upon entry by the Court of a final order authorizing and approving the DIP Facility (the “Final DIP Order”), and (ii) second-out term loans resulting from the conversion, on a cashless basis, of prepetition term loans under the Credit and Guaranty Agreement held by DIP Lenders that fund New Money DIP Loans (the “Roll-Up Loans”), equal to $1.00 of Roll-Up Loans for each $1.00 of New Money DIP Loans funded by the applicable DIP Lender. The Company’s obligations under the DIP Facility are guaranteed by the Subsidiary. The obligations under the DIP Facility will constitute superpriority administrative expense claims and will be secured by priming first-priority liens on substantially all of the Debtors’ assets (including the collateral securing the Credit and Guaranty Agreement, the Indentures and the Revenue Interest Financing Agreement, the liens on which will be primed by the DIP liens, and, subject to entry of the Final DIP Order, the proceeds of avoidance actions), subject to a carve-out and certain permitted prior liens.

The New Money DIP Loans will bear interest at a rate per annum equal to the Secured Overnight Financing Rate (“SOFR”) (subject to a 3.00% floor) plus 9.00%, and the Roll-Up Loans will bear interest at a rate per annum equal to SOFR (subject to a 3.00% floor) plus 12.25%, in each case payable quarterly in kind by capitalizing such interest and adding it to the outstanding principal amount of the applicable loans. The default interest rate under the DIP Facility is 2.00% per annum above the applicable interest rate. The Company will be required to pay an exit fee equal to (i) 4.00% of the aggregate commitments in respect of the New Money DIP Loans and (ii) 8.00% of the Roll-Up Loans, in each case payable upon any repayment or prepayment (including by acceleration) of the New Money DIP Loans or the Roll-Up Loans, respectively (other than, with respect to the Roll-Up Loans, a deemed reconversion of such Roll-Up Loans into allowed Prepetition First Lien Obligations (as defined in the DIP Term Sheet)), or any termination or reduction of the New Money DIP Commitments (other than a termination of New Money DIP Commitments resulting from the funding of New Money DIP Loans).

The DIP Facility matures on the earliest of (i) May 1, 2027, (ii) the effective date of the Prepackaged Plan, (iii) the consummation of a sale of all or substantially all of the Debtors’ assets under Sections 363 or 1129 of the Bankruptcy Code, (iv) the date that all DIP loans become due and payable, and (v) the dismissal of the Cases or their conversion to cases under Chapter 7 of the Bankruptcy Code. The New Money DIP Loans will be senior in right of payment to the Roll-Up Loans, and no obligations under the Indentures (as defined below) or the Revenue Interest Financing Agreement (as defined below) will be converted into the DIP Facility. In connection with the entry of the Final DIP Order, the Debtors, the DIP Agent and the DIP Lenders will enter into a definitive debtor-in-possession credit and guaranty agreement consistent with the DIP Term Sheet. The DIP Facility is expected to include conditions precedent, representations and warranties, affirmative and negative covenants and events of default set forth in the DIP Term Sheet or that are otherwise customary for financings of this type, including covenants requiring compliance with an approved budget (the “DIP Budget”), subject to permitted variances, and the achievement of certain milestones. Subject to the DIP Budget and permitted variances, proceeds of the New Money DIP Loans may be used for the Debtors’ working capital, capital expenditure and general corporate needs, including to fund the costs of the administration of the Cases, the sale process and the consummation of the Restructuring Transactions, and to pay professional fees and expenses.

The Debtors will use the cash collateral of their prepetition secured parties on a consensual basis in accordance with the DIP Budget. As adequate protection for any diminution in value of their interests in the prepetition collateral (including cash collateral) from and after the filing of the Bankruptcy Petitions, the lenders under the Credit and Guaranty Agreement, the holders of the 2028 Notes and the 2029 Notes and the investors under the Revenue Interest Financing Agreement, through their respective agents and trustees, are each expected to receive (i) replacement liens on the collateral securing the DIP Facility, including, upon entry of the Final DIP Order, the proceeds of avoidance actions, provided that the replacement liens granted to the collateral agent under the Revenue Interest Financing Agreement will attach only to such collateral that constitutes, or constitutes proceeds of, the prepetition collateral securing the Revenue Interest Financing Agreement, (ii) superpriority claims under Section 507(b) of the Bankruptcy Code, in each case junior to the liens and superpriority claims securing the DIP Facility and the carve-out and ranking among themselves as set forth in the Interim DIP Order and the Final DIP Order, (iii) current payment of the reasonable and documented fees and expenses of the administrative agent under the Credit and Guaranty Agreement and the advisors to the ad hoc group of lenders and noteholders and of the respective agents, trustees and advisors of the holders of the 2028 Notes and the 2029 Notes and the investors under the Revenue Interest Financing Agreement (subject, in the case of the investors under the Revenue Interest Financing Agreement, to a cap of $600,000) for legal counsel and monthly fees of $150,000 for the investment banker of such investors accruing from the Petition Date until the closing of the Ayrmid Transaction or a Qualifying Alternative Transaction and, solely upon consummation of a Qualifying Alternative Transaction, a deferred fee of $1 million (or $0.5 million if the transaction proceeds are insufficient to pay the Funded Debt in full in cash), in each case as it relates to the Cases, and (iv) financial and other reporting. Except as expressly set forth in the Interim DIP Order or the Final DIP Order, no prepetition secured party will receive or retain any payment on account of its Section 507(b) claims until the obligations under the DIP Facility have been paid in full in cash. Once approved by the Court, the DIP Facility, combined with cash generated from the Company’s ongoing operations, is expected to support the Company’s go-forward business during the Chapter 11 process and to meet its financial obligations arising subsequent to the Petition Date.

The foregoing description of the DIP Term Sheet does not purport to be complete and is qualified in its entirety by reference to the DIP Term Sheet, a copy of which is filed as Exhibit 10.2 hereto and incorporated by reference herein. The DIP Term Sheet remains subject to Court approval.

Item 2.04.	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The filing of the Bankruptcy Petitions described in Item 1.03 above constituted an event of default that accelerated the Company’s obligations under the following debt instruments (the “Debt Instruments”):

•

Credit and Guaranty Agreement, dated as of May 8, 2024, by and among the Company, as borrower, the guarantors party thereto from time to time, the lenders party thereto from time to time and Wilmington, as administrative agent and collateral agent as amended by that certain First Amendment and Waiver to Credit and Guaranty Agreement, dated October 7, 2025 and that certain Second Amendment to Credit and Guaranty Agreement, dated as of February 27, 2026 (as so amended, and as otherwise amended restated, supplemented, or otherwise modified from time to time, the “Credit and Guaranty Agreement”);

•

Indenture, dated as of October 10, 2025 (as amended, restated, supplemented or otherwise modified from time to time, the “2028 Indenture”), by and among the Company, the guarantors party thereto, and Wilmington, as trustee and collateral agent, governing the 2028 Notes;

•

Indenture, dated as of October 10, 2025 (as amended, restated, supplemented or otherwise modified from time to time, the “2029 Indenture” and, together with the 2028 Indenture, the “Indentures”), by and among the Company, the guarantors party thereto, and Wilmington, as trustee and collateral agent, governing the 2029 Notes; and

•

Revenue Interest Financing Agreement, dated as of September 14, 2019, by and among the Company, the investors party thereto, HealthCare Royalty Management, LLC, as investor representative, (“Investor Representative”) as amended by (i) that certain Omnibus Amendment to Transaction Documents, dated June 23, 2021, by and among the Company, Karyopharm Europe GmbH (“Karyopharm Europe”), Karyopharm Therapeutics (Bermuda) Ltd., certain Investors party thereto, the Investor Representative, and HCR Collateral Management, LLC as collateral agent (“HCR Collateral Management”); (ii) that certain Second Amendment to Revenue Interest Financing Agreement, dated August 1, 2023, by and among the Company, Karyopharm Europe, certain Investors party thereto, the Investor Representative, and HCR Collateral Management; (iii) that certain Second Omnibus Amendment to Transaction Documents, dated May 8, 2024, by and among the Company, Karyopharm Europe, certain Investors party thereto, the Investor Representative, HCR Collateral Management, and HCR Karyopharm SPV, LLC, as replacement collateral agent (“Royalty Collateral Agent”); (iv) that certain Third Amendment to Revenue Interest Financing Agreement, dated August 14, 2025, by and among the Company, certain Investors party thereto, the Investor Representative, HCR Collateral Management, and the Royalty Collateral Agent; (v) that certain Fourth Amendment to Revenue Interest Financing Agreement, dated August 27, 2025, by and among the Company, certain Investors party thereto, the Investor Representative, HCR Collateral Management and the Royalty Collateral Agent; and (vi) that certain Sixth Amendment to Revenue Interest Financing Agreement, dated October 7, 2025, by and among the Company, certain Investors party thereto, the Investor Representative, HCR Collateral Management, and the Royalty Collateral Agent (as so amended, and as otherwise amended, restated, supplemented or otherwise modified from time to time, the “Revenue Interest Financing Agreement”).

The Credit and Guaranty Agreement and the Indentures provide that, upon the filing of the Bankruptcy Petitions, the outstanding principal amount of the loans and notes thereunder, consisting of approximately $129.0 million under the Credit and Guaranty Agreement, $15.6 million aggregate principal amount of 2028 Notes and $108.0 million aggregate principal amount of 2029 Notes, together with accrued and unpaid interest, fees and, with respect to the Credit and Guaranty Agreement, applicable premiums thereon, became immediately due and payable, and $113.5 million under the Revenue Interest Financing Agreement became due and payable in accordance with its terms. Any efforts to enforce such payment obligations under the Debt Instruments are automatically stayed as a result of the Bankruptcy Petitions, and the creditors’ rights of enforcement in respect of the Debt Instruments are subject to the applicable provisions of the Bankruptcy Code.

As previously disclosed, on September 10, 2026, the Company and its subsidiary guarantors entered into a Forbearance Agreement and Limited Waiver to Indentures (the “Forbearance Agreement”) with the lenders under the Credit and Guaranty Agreement, the holders of the 2028 Notes and the 2029 Notes, the Investor Representative, and the other parties thereto, and the applicable parties subsequently extended the Forbearance Period (as defined in the Forbearance Agreement) on October 13, 2026, to October 22, 2026 and further extended the Forbearance Period on October 22, 2026 to November 1, 2026. Under the terms of the Forbearance Agreement, the filing of the Bankruptcy Petitions terminated the Forbearance Period, as extended.

Item 7.01.	Regulation FD Disclosure.

Commencement of the Solicitation

On November 2, 2026, prior to filing the Bankruptcy Petitions, the Debtors commenced solicitation of votes on the Prepackaged Plan, including by distributing the Prepackaged Plan, Disclosure Statement and related solicitation materials to holders of claims in Classes 3-6 (as defined in the Prepackaged Plan) that were entitled to vote on the Prepackaged Plan as of the voting record date. A copy of the Disclosure Statement (including the Prepackaged Plan and certain other exhibits attached thereto) is furnished as Exhibit 99.1 hereto.

This Current Report on Form 8-K is not a solicitation of votes to accept or reject the Prepackaged Plan or an offer to sell or a solicitation of an offer to buy any securities. Any solicitation or offer will be made only pursuant to the Disclosure Statement and in compliance with applicable law.

Press Release

As previously disclosed, on November 2, 2026, the Company issued a press release announcing the filing of the Cases and entry into the Restructuring Support Agreement. A copy of the press release is attached as Exhibit 99.2 hereto and incorporated by reference herein.

Item 8.01.	Other Events.

As previously disclosed on August 31, 2026, the Company submitted a supplemental New Drug Application (“sNDA”) to the U.S. Food and Drug Administration (“FDA”) seeking accelerated approval of XPOVIO® (selinexor) in combination with ruxolitinib for the treatment of patients with myelofibrosis. The FDA’s filing review period concluded on October 27, 2026 (“Day 60”). The Company did not receive a Refuse to File notification from the FDA by Day 60, indicating that the sNDA submission is sufficiently complete to permit a substantive review. The Company expects to receive a filing communication, or Day-74 Letter, from the FDA on or about November 10, 2026, which will include the Prescription Drug User Fee Act target action date and other pertinent information. The Company believes that the approval of selinexor in combination with ruxolitinib for myelofibrosis is the principal driver of the value of the Company’s business and of the contingent value rights to be issued to holders of claims in respect of the Company’s Funded Debt in connection with the Ayrmid Transaction under the Prepackaged Plan.

Cautionary Statements Regarding Trading in the Company’s Securities

The Company’s securityholders are cautioned that trading in the Company’s securities during the pendency of the Cases is highly speculative and poses substantial risks. Trading prices for the Company’s securities may bear little or no relationship to the actual recovery, if any, by the Company’s securityholders in the Cases. The Prepackaged Plan provides that holders of the Company’s common stock and the Convertible Preferred Stock will not receive any payment or other distribution on account of such securities. Accordingly, the Company urges extreme caution with respect to existing and future investments in its securities. In particular, the Company expects that its existing equity securities will have no value and that holders of such securities will experience a complete loss on their investment.

Cautionary Note Regarding Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Words such as “anticipates,” “believes,” “expects,” “intends,” “potential,” “projects,” “target,” “will,” “would,” and “future” or similar expressions are intended to identify forward-looking statements. Such forward-looking statements include those regarding the Cases, the Company’s ability to consummate the transactions contemplated by the Restructuring Support Agreement, the Company’s ability to obtain Court approval of, and access to, the DIP Facility, the Company’s ability to continue operating in the ordinary course while the Cases are pending, the expected treatment of the Company’s securities in the Cases, anticipated communications from the FDA regarding the Company’s sNDA, the potential approval of selinexor in combination with ruxolitinib for myelofibrosis and the value of the Company’s business and the related contingent value rights, and other statements that are not historical fact. These statements are based upon the current expectations and beliefs of management and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in these forward-looking statements. These risks and uncertainties include, but are not limited to: (i) risks related to the consummation of the transactions contemplated by the Restructuring Support Agreement, including the ability to consummate the Ayrmid Transaction; (ii) potential adverse effects of the Cases on the Company’s liquidity and results of operations; (iii) the Company’s ability to obtain timely approval by the Court of the motions filed in the Cases, including with respect to the DIP Facility and the Bidding Procedures; (iv) objections to the transactions contemplated by the Restructuring Support Agreement and/or the Prepackaged Plan, the Bidding Procedures or other pleadings filed that could protract the Cases; (v) employee attrition and the Company’s ability to retain senior management and other key personnel due to the distractions and uncertainties; (vi) the Company’s ability to comply with the restrictions imposed by the terms and conditions of the Company’s financing arrangements, including the DIP Facility; (vii) the Company’s ability to maintain relationships with suppliers, vendors, collaboration and license partners, employees and other third parties and regulatory authorities as a result of the Cases; (viii) the effects of the Cases on the Company and on the interests of various constituents, including holders of the Company’s common stock and the Convertible Preferred Stock; (ix) the Court’s rulings in the Cases, including the approval of the terms and conditions of the transactions contemplated by the Restructuring

Support Agreement or the Prepackaged Plan, and the outcome of the Cases generally; (x) the length of time that the Company will operate under Chapter 11 protection and the continued availability of operating capital during the pendency of the Cases; (xi) risks associated with third party motions in the Cases, which may interfere with the Company’s ability to consummate the transactions contemplated by the Restructuring Support Agreement or the Prepackaged Plan or an alternative transaction; (xii) increased administrative and legal costs related to the Chapter 11 process; (xiii) exposure to potential litigation, including related to the transactions contemplated by the Restructuring Support Agreement or the Prepackaged Plan, and inherent risks involved in a bankruptcy process; (xiv) the occurrence of any event, change or other circumstances that could give rise to the right of the Company, the Consenting Stakeholders or Ayrmid to terminate the Restructuring Support Agreement; (xv) the possibility that the anticipated benefits of the transactions contemplated by the Restructuring Support Agreement or the Prepackaged Plan are not realized when expected or at all; (xvi) diversion of management’s attention from ongoing business operations and opportunities; (xvii) potential adverse reactions or changes to business or employee relationships, including those resulting from the bankruptcy proceedings of the Company or the announcement or completion of the transactions contemplated by the Restructuring Support Agreement or the Prepackaged Plan; (xviii) the expected delisting of the Company’s common stock from the Nasdaq Global Select Market; (xix) the content and timing of decisions made by the FDA and other regulatory authorities and institutional review boards; (xx) the value associated with selinexor in combination with ruxolitinib, if approved; and other risks and uncertainties, including those described in the section entitled “Risk Factors” in the Company’s most recent annual or quarterly report filed with the Securities and Exchange Commission (“SEC”) and in other filings the Company makes with the SEC from time to time. The forward-looking statements herein do not constitute guarantees of future performance, and you are cautioned not to place undue reliance on these forward-looking statements. These forward-looking statements speak only as of the date hereof. The Company undertakes no obligation to update the information contained in this Current Report on Form 8-K to reflect new events or circumstances, except as required by law.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

Exhibits 99.1 and 99.2 shall be deemed to be furnished, and not filed:

Exhibit No.	Description

10.1*	Restructuring Support Agreement, dated as of November 2, 2026, by and among the Debtors, the Consenting Stakeholders party thereto and Ayrmid

10.2*	Super-priority Senior Secured Debtor-in-Possession Term Loan Facility Term Sheet, dated as of November 2, 2026, by and among Karyopharm Therapeutics Inc., the guarantors party thereto, the lenders party thereto and Wilmington Savings Fund Society, FSB, as administrative agent and collateral agent

99.1*	Disclosure Statement, dated as of November 2, 2026

99.2	Press Release, dated November 2, 2026

104	Cover Page Interactive Data File (formatted as Inline XBRL)

*	Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish a copy of any omitted schedule or exhibit to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KARYOPHARM THERAPEUTICS INC.

Date: November 2, 2026	By:	/s/ Michael Mano
Michael Mano
Executive Vice President, Chief Legal Officer and Secretary